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                              CONSULTING AGREEMENT

         THIS AGREEMENT dated as of this 10th day of October, 1995, by and between MASADA SECURITY, INC., a Delaware corporation ("Masada") and CLIFF C. NORTHON, an individual residing in the State of Louisiana ("Northon").

                                   WITNESSETH

         WHEREAS, Masada desires to engage Northon as a consultant to the Company on the terms and conditions as hereinafter set forth; and

         WHEREAS, Northon desires to accept such engagement with Masada on the terms and conditions hereafter set forth;

         NOW, THEREFORE, the parties do hereby mutually agree as follows:

         1. Consultation Services. Masada hereby engages Northon to perform and furnish such services to Masada relating to (i) the assimilation of security alarm monitoring accounts into Masada's monitoring and accounting systems; (ii) any ongoing service-related issues with respect to specific security alarm monitoring accounts previously owned by Lafayette Security and Electronics Systems, Inc. as may be periodically requested from time to time by Masada; (iii) remote assistance with computer programming as relates to the alarm panels; and (iv) remote troubleshooting technical service problems with the alarm panels; provided, however that Northon shall not be required to perform any physical, manual labor.

         2. Term of Agreement. This Agreement will begin on the date hereof which shall be the later of: (i) the Closing Date of the transaction between Masada and Lafayette Security and Electronics Systems, Inc. pursuant to the Asset Purchase Agreement dated September 11, 1995; or (ii) the date the Alarm Accounts (as defined in the Asset Purchase Agreement) and the Contracts-in-Process (as defined in the Asset Purchase Agreement) have been fully transferred to Masada's central monitoring station located in Birmingham, Alabama and continue for a period of one year.

         3. Time Devoted by Northon. It is anticipated that Northon will be available when needed in fulfilling his obligations under this contract. The particular amount of time may vary from day to day or week to week but is expected to average on a yearly basis approximately 10 hours per week during normal business hours but shall not exceed 30 hours in any one week (except for the first week of this Agreement in which the hours shall not exceed 40 hours). If Northon is required to work more than 520 hours in the one year period, Masada agrees to pay Northon additional compensation, other than as set forth in Section 4, at the rate of $30 per hour for each hour in excess of 520 hours; provided, however, that for purposes of computing hours worked by Northon, pursuant to this Agreement, Northon must be requested by Masada. Any time spent by Northon in trying to preserve the Escrow Amount (as defined in the Asset
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Purchase Agreement) shall not be taken into account in determining hours worked pursuant to this Agreement.

         4. Payment to Northon. Masada will pay Northon $43,471.25. The payments to Northon will be made in 12 equal installments which will be paid monthly beginning on the date of this Agreement and continuing for the next 11 consecutive months.

         5. Covenants of Northon. Northon hereby covenants and agrees that, during the term of this Agreement, he will:

                 (a) Devote time, energy, skill, attention and effort to the performance of his services as itemized in Paragraph 1 above; and

                 (b) Use his best efforts to maintain for the benefit of Masada the quality and number of security monitoring accounts which were sold by Lafayette Security and Electronics Systems, Inc. to Masada pursuant to an Asset Purchase Agreement dated September 11, 1995 and to refrain from making any negative oral or written statements or drawings concerning Masada and Masada's business and employees.

         6.      Non-Disclosure and Non-Use of Confidential Information.   In
consideration of the compensation to be paid to Northon by Masada pursuant to the terms of this Agreement, Northon warrants and agrees that:

                 (a) All notes, memoranda, and records made by Northon, or to which he may have or have had access in connection with his engagement hereunder, and all property, papers and documents of any nature whatsoever, together with all copies of reproductions of any of the foregoing, are the exclusive, confidential property of Masada, and that, upon termination of his services hereunder, whether voluntary or involuntary, Northon will promptly deliver to or place in the possession of Masada, all such notes, memoranda, records, property, papers, and documents; and

                 (b) Northon shall not disclose or make available to others, or use outside of his employment with Masada, directly or indirectly, either during such employment or at any time thereafter, any records, data, information, processes, plans, designs, drawings or compositions of Masada to which Northon may have or has had access, or of which Northon has acquired or may acquire knowledge, or which Northon may have prepared by reason of his services rendered hereunder.

         7. Severability. Northon and Masada agree that the covenants and agreements contained in Sections 5 and 6 of this Agreement, or any of the paragraphs of those Sections, are severable and separate and the unenforceability of any specific covenant therein shall not affect the validity of any other covenant set forth therein.





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         8.      Waiver of Breach.  The waiver by either party of any term or provision or of any breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any other term, provision or subsequent breach nor shall any such waiver be deemed or construed as a continuing waiver of any such term, provision or breach. The failure of either party to require strict performance of any provision shall not diminish such party's right thereafter to require strict performances of any provision.

         9. Headings. Section headings herein are for convenience only and shall in no case be considered in construing this Agreement.

         10. Entire Agreement, Etc. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon Masada unless made in writing, and signed by a duly authorized officer of Masada or upon Northon unless made in writing and signed by him.

         11. Independent Contractor. Both Masada and Northon agree that Northon will act as independent contractors in the performance of his services hereunder. Accordingly, Northon will be responsible for payment of all taxes including federal, state and local taxes arising out of his activities in accordance with this Agreement, including by way of illustration but not limitation, federal and state income taxes, social security taxes, unemployment insurance taxes, and any other taxes or business license fees as may be required.

         12.     Miscellaneous.

                 (a) This Agreement may not be amended, transferred or assigned by any party hereto without the written consent of the other parties hereto.

                 (b) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

                 (c) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

                 (d) This Agreement shall be governed and interpreted in accordance with the laws of the State of Louisiana.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                   MASADA SECURITY, INC.



                                   By: /s/ Charles F. Armstrong
                                      --------------------------------------
                                      Its: Vice President of Acquisitions




                                                /s/ Cliff Northon
                                   ------------------------------------------
                                   Cliff C. Northon





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